Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116

News Release

April 24, 2008

YRC Worldwide Reports First Quarter 2008 Results

Company Expects to Earn $.30 to $.40 in the Second Quarter

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today announced a first quarter 2008 loss per share of $.81, including previously announced reorganization charges related to USF Holland and USF Reddaway of $.13 per share and losses on property disposals of $.02 per share. These results also included $.11 per share of unfavorable actuarial adjustments primarily related to prior-year development of self-insurance claims. In the first quarter of 2007 the company reported $.02 of earnings per share.

“The soft economy, severe winter weather and record fuel prices created a very difficult operating environment in the first quarter,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “With that said, we have taken a number of actions that address the areas within our control and we are seeing benefits from those efforts. Despite the macroeconomic challenges that we are facing, we believe that we have turned the corner and expect meaningful earnings improvement starting with the current quarter,” Zollars continued.

Although the practice of providing earnings guidance was suspended in 2007, due in great part to uncertainty in the economy, which remains difficult to predict, the company determined that investors should be provided with additional near-term clarity regarding the anticipated performance of YRCW. Based upon the internal actions the company has already implemented, including securing a more competitive labor contract, renewing its credit agreement, and making footprint changes at YRC Regional Transportation, YRCW expects to earn between $.30 and $.40 per share in the second quarter, which ends June 30, 2008.

“Given our solid action plans and the momentum that is underway, we are excited about the future of YRC and what we can do for our customers, employees and investors,” stated Zollars.

Segment Information

Key segment information for the first quarter 2008 included:

•	YRC National Transportation LTL revenue per hundredweight up 6.3% from first quarter 2007 and LTL tonnage per day down 8.9%

•	YRC Regional Transportation LTL revenue per hundredweight up 5.4% compared to last year and LTL tonnage per day down 10.1%

•	YRC Logistics revenue and operating income consistent with last year despite the weak economy

Additional statistical information is available on the company’s website at yrcw.com under Investors, Earnings Releases & Operating Statistics.

Review of Financial Results

YRC Worldwide Inc. (NASDAQ: YRCW) will host a conference call for shareholders and the investment community on Friday, April 25, 2008, beginning at 9:00am ET, 8:00am CT.

Investors and analysts should dial 1.888.609.3912 at least 10 minutes prior to the start of the call. The Conference ID Number is 41441608. The conference call will be open to listeners through a live webcast via StreetEvents at streetevents.com and via the YRC Worldwide Internet site yrcw.com. An audio playback will be available after the call via StreetEvents and the YRC Worldwide web sites.

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This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “guidance,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results and earnings per share could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, YRC Logistics, New Penn, USF Holland, USF Reddaway, and USF Glen Moore. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 60,000 people.

Investor Contact:	Sheila Taylor	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	sheila.taylor@yrcw.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands except per share data)

(Unaudited)

	2008	2007
OPERATING REVENUE	$2,232,592	$2,328,342

OPERATING EXPENSES:
Salaries, wages, and employees’ benefits	1,353,146	1,421,525
Operating expenses and supplies	486,229	441,928
Purchased transportation	254,312	251,768
Depreciation and amortization	63,313	58,991
Other operating expenses	112,765	116,324
Losses on property disposals, net	3,486	2,949
Reorganization and settlements	12,784	14,457

Total operating expenses	2,286,035	2,307,942

OPERATING INCOME (LOSS)	(53,443)	20,400

NONOPERATING (INCOME) EXPENSES:
Interest expense	18,566	20,038
Other	(1,971)	(1,734)

Nonoperating expenses, net	16,595	18,304

INCOME (LOSS) BEFORE INCOME TAXES	(70,038)	2,096
INCOME TAX PROVISION (BENEFIT)	(24,163)	817

NET INCOME (LOSS)	$(45,875)	$1,279

AVERAGE SHARES OUTSTANDING-BASIC	56,877	57,337
AVERAGE SHARES OUTSTANDING-DILUTED	56,877	58,614
BASIC EARNINGS (LOSS) PER SHARE	$(0.81)	$0.02
DILUTED EARNINGS (LOSS) PER SHARE	$(0.81)	$0.02

SEGMENT FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands)

(Unaudited)

	2008	2007	%
Operating revenue:
YRC National Transportation	$1,559,846	$1,608,444	(3.0)
YRC Regional Transportation	532,885	575,935	(7.5)
YRC Logistics	149,753	149,737	0.0
Eliminations	(9,892)	(5,774)

Consolidated	2,232,592	2,328,342	(4.1)

Operating income (loss):
YRC National Transportation	(7,245)	33,126
YRC Regional Transportation	(42,686)	(5,009)
YRC Logistics	(1,079)	(1,070)
Corporate and other	(2,433)	(6,647)

Consolidated	$(53,443)	$20,400

Operating ratio:
YRC National Transportation	100.5%	97.9%
YRC Regional Transportation	108.0%	100.9%
YRC Logistics	100.7%	100.7%
Consolidated	102.4%	99.1%

(Gains) losses on property disposals, net:
YRC National Transportation	$1,109	$719
YRC Regional Transportation	1,970	1,028
YRC Logistics	67	(37)
Corporate and other	340	1,239

Consolidated	3,486	2,949

(Gains) losses on reorganization and settlements:
YRC National Transportation	1,731	6,082
YRC Regional Transportation	11,053	5,506
YRC Logistics	—	114
Corporate and other	—	2,755

Consolidated	$12,784	$14,457

Selected Financial Data

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	For the Three Months Ended March 31,
	2008	2007
Net cash provided by operating activities	$93,122	$122,982
Net cash used in investing activities	(34,433)	(125,922)
Net cash (used in) provided by financing activities	(57,096)	34,037
Gross capital expenditures	(36,876)	(132,289)
Net capital expenditures	(32,805)	(125,645)
Proceeds from exercise of stock options	—	6,037
Free cash flow [a]	60,317	3,374

	March 31, 2008	December 31, 2007
Cash and cash equivalents	$59,826	$58,233
Accounts receivable, net	1,055,575	1,073,915
Net property and equipment	2,349,284	2,380,473
Total assets	5,011,025	5,062,623
Asset backed securitization borrowings	120,000	180,000
Current maturities of long-term debt	231,740	231,955
Long-term debt, less current portion	822,770	822,048
Total debt	1,174,510	1,234,003
Total shareholders’ equity	1,572,057	1,612,304
Debt to capitalization [b]	42.8%	43.4%

a	Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.
b	We calculate debt to capitalization as total debt divided by total debt plus total shareholders’ equity.